Exhibit 99.1

Magnachip Reports Results for Second Quarter 2021

•	Second quarter revenue of $113.9 million was down 7.4% sequentially and down 4.2% year-over-year (YoY).

•	Gross profit margin for the second quarter was 29.8%, up 190 bps sequentially and up 280 bps YoY.

•	GAAP net loss was $(0.2) million or $(0.00) per diluted share.

•	Non-GAAP net income was $7.0 million or $0.15 per diluted share.

SEOUL, South Korea, August 5, 2021 — Magnachip Semiconductor Corporation (NYSE: MX) (“Magnachip” or the “Company”) today announced financial results for the second quarter 2021.

“Despite sustained demand across our product portfolio, our Display business revenue was negatively impacted by severe supply constraints that continued to deepen in the second quarter. Global shortages in manufacturing capacities, as well as changes in our foundry partners’ wafer allocation plans, limit our ability to meet customers’ needs. This revenue decline, however, was partially offset by the strong performance in our Power business that achieved record-setting quarterly revenue for the second consecutive quarter. Gross profit margin expanded to 29.8% due to the high utilization rate at our Fab 3, coupled with an improved product mix under a favorable pricing environment. We continue to work closely with our strategic customers and foundry partners to secure long-term supply capacity for OLED DDICs, being mindful of the fact that global supply constraints are having a significant impact on our OLED business.” said YJ Kim, Magnachip’s chief executive officer.

Due to the pending merger with an investment vehicle formed by an affiliate of Wise Road Capital LTD pursuant to a definitive agreement executed on March 25, 2021, Magnachip is not hosting a quarterly earnings conference call and has suspended the practice of providing forward-looking guidance. Please review the ‘Investors’ section of the Company’s website for the quarterly financial results and SEC filings for the latest updates on the pending transaction.

Q2 2021 Financial Highlights

	In thousands of U.S. dollars, except share data
	GAAP
	Q2 2021	Q1 2021	Q/Q change			Q2 2020	Y/Y change
Revenues
Standard Products Business
Display Solutions	46,601	58,895	down	20.9%		69,176	down	32.6%
Power Solutions	56,667	54,011	up	4.9%		39,779	up	42.5%
Transitional Fab 3 Foundry Services(1)	10,608	10,113	up	4.9%		9,873	up	7.4%
Gross Profit Margin	29.8%	27.9%	up	1.9	%pts	27.0%	up	2.8	%pts
Operating Income (Loss) (2)	1,627	(2,091)	up	177.8%		8,622	down	81.1%
Net Income (Loss)	(198)	(7,473)	up	97.4%		29,171	down	100.7%
Basic Earnings (Loss) per Common Share	(0.00)	(0.19)	up	100.0%		0.84	down	100.0%
Diluted Earnings (Loss) per Common Share	(0.00)	(0.19)	up	100.0%		0.65	down	100.0%

	In thousands of U.S. dollars, except share data
	Non-GAAP(3)
	Q2 2021	Q1 2021	Q/Q change			Q2 2020	Y/Y change
Adjusted Operating Income	9,052	9,971	down	9.2%		10,125	down	10.6%
Adjusted EBITDA	12,692	13,504	down	6.0%		12,711	down	0.1%
Adjusted Net Income	7,034	9,346	down	24.7%		4,753	up	48.0%
Adjusted Earnings per Common Share—Diluted	0.15	0.22	down	31.8%		0.13	up	15.4%

(1)

Following the consummation of the sale of the Foundry Services Group business and Fab 4 in Q3 2020, and for a period of up to three years, the Company will provide transitional foundry services to the buyer for foundry products manufactured in the Company’s fabrication facility located in Gumi (“Transitional Fab 3 Foundry Services”). Management believes that disclosing revenue of Transitional Fab 3 Foundry Services separately from the standard products business allows investors to better understand the results of our core standard products display solutions and power solutions businesses.

(2)

In Q2 and Q1 2021, respectively, operating income (loss) included non-recurring professional fees and certain transaction related expenses of $2.5 million and $9.8 million in connection with a definitive agreement (the “Merger Agreement”) that the Company entered into with South Dearborn Limited, an exempted company incorporated in the Cayman Islands with limited liability (“Parent”), formed by an affiliate of Wise Road Capital LTD, and Michigan Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Parent (“Merger Sub”). The Merger Agreement provides that, among other things, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing its corporate existence as the surviving corporation in the Merger and becoming a wholly owned subsidiary of Parent.

(3)

Non-GAAP financial measures are calculated based on the results from continuing operations. Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a meaningful understanding of the factors and trends affecting Magnachip’s business and operations and assist in evaluating our core operating performance. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net income from continuing operations or as a better indicator of our operating performance than measures that are presented in accordance with GAAP. A reconciliation of GAAP results to non-GAAP results is included in this press release.

Safe Harbor for Forward-Looking Statements

Information in this release regarding Magnachip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Magnachip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, among others: the possibility that any or all of the conditions precedent to the consummation of the pending merger may not be satisfied or waived; unanticipated difficulties or expenditures relating to the proposed merger; the possibility that the merger may not be completed in a timely manner or at all; the diversion of and attention of Magnachip’s management on merger-related issues; legal proceedings, judgments or settlements following the announcement of the proposed merger; disruptions of current plans and operations caused by the announcement and pendency of the proposed merger; potential difficulties in employee retention due to the announcement and pendency of the proposed merger; the response of customers, suppliers, business partners and regulators to the announcement of the proposed merger; the impact of changes in macroeconomic and/or general economic conditions, including those caused by or related to the COVID-19 outbreak, recessions, economic instability and the outbreak of disease; manufacturing capacity constraints or supply chain disruptions that may impact our ability to deliver our products or affect the price of components, which may lead to an increase in our costs, as well as impacting demand for our products from customers who are similarly affected by such capacity constraints or disruptions; the impact of competitive products and pricing; timely design acceptance by our customers; timely introduction of new products and technologies; ability to ramp new products into volume production; industry wide shifts in supply and demand for semiconductor products; industry and/or company overcapacity or supply constraints; effective and cost efficient utilization of manufacturing capacity; financial stability in foreign markets and the impact of foreign exchange rates; unanticipated costs and expenses or the inability to identify expenses which can be eliminated; compliance with U.S. and international trade and export laws and regulations by us and our distributors; change or ratification of local or international laws and regulations, including those related to environment, health and safety; public health issues, including the COVID-19 pandemic; other business interruptions that could disrupt supply or delivery of, or demand for, Magnachip’s products, including uncertainties regarding the impacts of the COVID-19 pandemic that may result in factory closures, reduced workforces, scarcity of raw materials and goods produced in infected areas, as well as reduced consumer and business spending affecting demand for Magnachip’s products due to government and private sector mandatory business closures, travel restrictions or the like to prevent the spread of disease; and other risks detailed from time to time in Magnachip’s filings with the SEC, including our Form 10-K filed on March 9, 2021 (including that the impact of the COVID-19 pandemic, trade tensions and supply constraints may also exacerbate the risks discussed therein) and subsequent registration statements, amendments or other reports that we may file from time to time with the Securities and Exchange Commission and/or make available on our website. Magnachip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

About Magnachip Semiconductor

Magnachip is a designer and manufacturer of analog and mixed-signal semiconductor platform solutions for communications, IoT, consumer, industrial and automotive applications. The Company provides a broad range of standard products to customers worldwide. Magnachip, with more than 40 years of operating history, owns a portfolio of approximately 1,200 registered patents and pending applications, and has extensive engineering, design and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through Magnachip’s website is not a part of, and is not incorporated into, this release.

CONTACT:

So-Yeon Jeong

Head of Investor Relations

Tel. +1-408-712-6151

Investor.relations@magnachip.com

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Revenues:
Net sales – standard products business	$103,268	$112,906	$108,955	$216,174	$219,691
Net sales – transitional Fab 3 foundry services	10,608	10,113	9,873	20,721	19,610

Total revenues	113,876	123,019	118,828	236,895	239,301
Cost of sales:
Cost of sales – standard products business	70,409	79,247	76,817	149,656	158,423
Cost of sales – transitional Fab 3 foundry services	9,497	9,390	9,873	18,887	19,610

Total cost of sales	79,906	88,637	86,690	168,543	178,033

Gross profit	33,970	34,382	32,138	68,352	61,268
Gross profit as a percentage of standard products business net sales	31.8%	29.8%	29.5%	30.8%	27.9%
Gross profit as a percentage of total revenues	29.8%	27.9%	27.0%	28.9%	25.6%
Operating expenses:
Selling, general and administrative expenses	14,001	12,634	12,408	26,635	24,510
Research and development expenses	13,322	13,423	11,108	26,745	21,617
Other charges	5,020	10,416	—	15,436	554

Total operating expenses	32,343	36,473	23,516	68,816	46,681

Operating income (loss)	1,627	(2,091)	8,622	(464)	14,587
Interest expense	(85)	(1,041)	(5,430)	(1,126)	(11,037)
Foreign currency gain (loss), net	250	(4,671)	8,469	(4,421)	(22,502)
Other income, net	611	620	791	1,231	1,629

Income (loss) from continuing operations before income tax expense	2,403	(7,183)	12,452	(4,780)	(17,323)
Income tax expense	2,601	290	678	2,891	1,981

Income (loss) from continuing operations	(198)	(7,473)	11,774	(7,671)	(19,304)
Income from discontinued operations, net of tax	—	—	17,397	—	24,726

Net income (loss)	$(198)	$(7,473)	$29,171	$(7,671)	$5,422

Basic earnings (loss) per common share—
Continuing operations	$(0.00)	$(0.19)	$0.34	$(0.18)	$(0.55)
Discontinued operations	—	—	0.50	—	0.71

Total	$(0.00)	$(0.19)	$0.84	$(0.18)	$0.16

Diluted earnings (loss) per common share—
Continuing operations	$(0.00)	$(0.19)	$0.28	$(0.18)	$(0.55)
Discontinued operations	—	—	0.37	—	0.71

Total	$(0.00)	$(0.19)	$0.65	$(0.18)	$0.16

Weighted average number of shares—
Basic	46,322,027	40,292,838	35,092,312	43,324,088	34,992,734
Diluted	46,322,027	40,292,838	46,474,237	43,324,088	34,992,734

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$271,880	$279,940
Accounts receivable, net	56,730	64,390
Inventories, net	41,369	39,039
Other receivables	9,173	4,338
Prepaid expenses	6,836	7,332
Hedge collateral	4,830	5,250
Other current assets	5,117	9,321

Total current assets	395,935	409,610
Property, plant and equipment, net	94,721	96,383
Operating lease right-of-use assets	4,520	4,632
Intangible assets, net	2,541	2,727
Long-term prepaid expenses	5,626	4,058
Deferred income taxes	43,069	44,541
Other non-current assets	11,141	9,739

Total assets	$557,553	$571,690

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$52,040	$52,164
Other accounts payable	9,119	2,531
Accrued expenses	13,020	16,241
Accrued income taxes	1,679	12,398
Operating lease liabilities	2,181	2,210
Current portion of long-term borrowings, net	—	83,479
Other current liabilities	5,001	4,595

Total current liabilities	83,040	173,618
Accrued severance benefits, net	39,520	40,462
Non-current operating lease liabilities	2,338	2,422
Other non-current liabilities	10,024	9,588

Total liabilities	134,922	226,090

Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 55,562,907 shares issued and 46,350,945 outstanding at June 30, 2021 and 44,943,854 shares issued and 35,783,347 outstanding at December 31, 2020	556	450
Additional paid-in capital	253,244	163,010
Retained earnings	279,163	286,834
Treasury stock, 9,211,962 shares at June 30, 2021 and 9,160,507 shares at December 31, 2020, respectively	(109,407)	(108,397)
Accumulated other comprehensive income (loss)	(925)	3,703

Total stockholders’ equity	422,631	345,600

Total liabilities and stockholders’ equity	$557,553	$571,690

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2021	June 30, 2021	June 30, 2020
Cash flows from operating activities
Net income (loss)	$(198)	$(7,671)	$5,422
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	3,550	6,998	10,479
Provision for severance benefits	1,736	3,507	10,179
Amortization of debt issuance costs and original issue discount	—	261	1,205
Loss (gain) on foreign currency, net	(1,520)	13,353	26,397
Restructuring and other charges	3,295	3,295	141
Provision for inventory reserves	1,842	3,346	2,033
Stock-based compensation	2,405	4,051	2,528
Other, net	112	266	(111)
Changes in operating assets and liabilities
Accounts receivable, net	(4,696)	5,098	(438)
Unbilled accounts receivable, net	—	—	10,933
Inventories	(13,241)	(7,170)	(14,060)
Other receivables	(3,403)	(4,841)	67
Other current assets	3,196	8,623	4,747
Accounts payable	8,741	1,040	4,947
Other accounts payable	(3,857)	(2,287)	(5,898)
Accrued expenses	(6,373)	(3,980)	161
Accrued income taxes	451	(10,249)	349
Other current liabilities	(1,189)	(102)	871
Other non-current liabilities	(292)	(274)	1,238
Payment of severance benefits	(1,343)	(2,836)	(4,272)
Other, net	(74)	(62)	147

Net cash provided by (used in) operating activities	(10,858)	10,366	57,065
Cash flows from investing activities
Proceeds from settlement of hedge collateral	972	972	5,855
Payment of hedge collateral	(585)	(585)	(7,841)
Purchase of property, plant and equipment	(3,784)	(4,866)	(8,842)
Payment for intellectual property registration	(117)	(288)	(473)
Collection of guarantee deposits	306	307	47
Payment of guarantee deposits	(4,884)	(4,960)	(571)
Other, net	(94)	(130)	21

Net cash used in investing activities	(8,186)	(9,550)	(11,804)
Cash flows from financing activities
Proceeds from exercise of stock options	11	2,549	663
Acquisition of treasury stock	(113)	(1,653)	(1,021)
Repayment of financing related to water treatment facility arrangement	(144)	(288)	(267)
Repayment of principal portion of finance lease liabilities	(17)	(33)	(119)

Net cash provided by (used in) financing activities	(263)	575	(744)
Effect of exchange rates on cash and cash equivalents	993	(9,451)	(3,350)

Net increase (decrease) in cash and cash equivalents	(18,314)	(8,060)	41,167
Cash and cash equivalents
Beginning of the period	290,194	279,940	151,657

End of the period	$271,880	$271,880	$192,824

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME TO ADJUSTED OPERATING INCOME

(In thousands of U.S. dollars)

	Three Months Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Operating income (loss)	$1,627	$(2,091)	$8,622	$(464)	$14,587
Adjustments:
Equity-based compensation expense	2,405	1,646	1,503	4,051	2,265
Other charges	5,020	10,416	—	15,436	554

Adjusted Operating Income	$9,052	$9,971	$10,125	$19,023	$17,406

We present Adjusted Operating Income as a supplemental measure of our performance. We define Adjusted Operating Income for the periods indicated as operating income (loss) adjusted to exclude (i) Equity-based compensation expense and (ii) Other charges.

For the three and six months ended June 30, 2021, other charges of $5,020 thousand and $15,436 thousand, respectively, related to non-recurring professional service fees and expenses in connection with the Merger and regulatory requests.

For the six months ended June 30, 2020, other charges were $554 thousand, which pertained to non-recurring professional service fees and expenses incurred in connection with certain treasury and finance initiatives.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED NET INCOME

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Income (loss) from continuing operations	$(198)	$(7,473)	$11,774	$(7,671)	$(19,304)
Adjustments:
Interest expense, net	(493)	420	4,736	(73)	9,666
Income tax expense	2,601	290	678	2,891	1,981
Depreciation and amortization	3,550	3,448	2,544	6,998	5,114

EBITDA	5,460	(3,315)	19,732	2,145	(2,543)
Equity-based compensation expense	2,405	1,646	1,503	4,051	2,265
Other charges	5,020	10,416	—	15,436	554
Foreign currency loss (gain), net	(250)	4,671	(8,469)	4,421	22,502
Derivative valuation loss (gain), net	57	86	(55)	143	(172)

Adjusted EBITDA	$12,692	$13,504	$12,711	$26,196	$22,606

Income (loss) from continuing operations	$(198)	$(7,473)	$11,774	$(7,671)	$(19,304)
Adjustments:
Equity-based compensation expense	2,405	1,646	1,503	4,051	2,265
Other charges	5,020	10,416	—	15,436	554
Foreign currency loss (gain), net	(250)	4,671	(8,469)	4,421	22,502
Derivative valuation loss (gain), net	57	86	(55)	143	(172)

Adjusted Net Income	$7,034	$9,346	$4,753	$16,380	$5,845

Adjusted Net Income per common share—
- Basic	$0.15	$0.23	$0.14	$0.38	$0.17
- Diluted	$0.15	$0.22	$0.13	$0.36	$0.16
Weighted average number of shares – basic	46,322,027	40,292,838	35,092,312	43,324,088	34,992,734
Weighted average number of shares – diluted	47,846,217	47,470,416	36,330,083	47,685,875	36,248,039

We present Adjusted EBITDA and Adjusted Net Income as supplemental measures of our performance. We define Adjusted EBITDA for the periods indicated as EBITDA (as defined below), adjusted to exclude (i) Equity-based compensation expense, (ii) Other charges, (iii) Foreign currency loss (gain), net and (iv) Derivative valuation loss (gain), net. EBITDA for the periods indicated is defined as Income (loss) from continuing operations before interest expense, net, income tax expense, and depreciation and amortization.

We present Adjusted Net Income by adjusting income (loss) from continuing operations to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Net Income is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Net Income for the periods as income (loss) from continuing operations, adjusted to exclude (i) Equity-based compensation expense, (ii) Other charges, (iii) Foreign currency loss (gain), net and (iv) Derivative valuation loss (gain), net.

For the three and six months ended June 30, 2021, other charges of $5,020 thousand and $15,436 thousand, respectively, related to non-recurring professional service fees and expenses in connection with the Merger and regulatory requests.

For the six months ended June 30, 2020, other charges were $554 thousand, which pertained to non-recurring professional service fees and expenses incurred in connection with certain treasury and finance initiatives.